UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): November 30, 2005

                        NATIONAL INVESTMENT MANAGERS INC.
               (Exact Name of Registrant as Specified in Charter)

         Florida                     000-51252                  59-2091510
(State of Incorporation)     (Commission File Number)         (IRS Employer
                                                            Identification No.)

                          830 Third Avenue, 14th Floor
                               New York, NY 10022
               (Address of principal executive offices) (Zip Code)

                                 (212) 355-1547
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

Item 2.01 - Completion of Acquisition or Disposition of Assets

Acquisition of assets of American Benefit Resources, Inc.

On November 30, 2005, National Investment Managers Inc. (the "Company") entered into, and consummated, an asset purchase agreement (the "ABR Acquisition") with the shareholders of American Benefit Resources, Inc., Inc. ("ABR"). ABR is a national retirement planning, pension plan design and administration company. Revenues are generated by ABR through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients, including plan review and design, and through the sale of certain products.

The purchase price for the ABR Acquisition was $8,000,000 of cash at closing, 671,141 shares of common stock of the Company and the assumption of up to $3,660,000 of certain liabilities in excess of certain assets. The cash purchase price for the ABR Acquisition was funded through the Company's credit facility with Laurus Master Fund, Ltd. The shares issued as partial consideration of the purchase price, which have not been registered under the Securities Act of 1933 or state blue sky laws, are subject to "piggyback" registration rights in favor of the holders.

Item 3.02 Unregistered Sales of Equity Securities

As described above in Items 1.01 and 2.01, on November 30, 2005, the Company issued 671,141 shares of its common stock to the former shareholder of ABR. The issuance was exempt from registration in reliance upon Section 4(2) under the Securities Act of 1933, as amended (the "Securities Act"), as a transaction not involving a public offering. The common stock issued in connection with the ABR Acquisition are restricted securities under the Securities Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements is available to a particular selling stockholder.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Consolidated Financial Statements for American Benefit Resources, Inc. and subsidiaries for the years ended December 31, 2004 and 2003

(b) Pro forma financial information.

Proforma Financial Information for National Investment Mangers Inc. & Subsidiaries and American Benefit Resources, Inc. and subsidiaries

(c) Index of Exhibits.

Exhibit
Number  Description
------  -----------

4.1 Securities Purchase Agreement dated November 30, 2005 entered by and between National Investment Mangers Inc. and Laurus Master Fund, Ltd.(2)

4.2 Amended and Restated Registration Rights Agreement dated November 30, 2005 entered by and between National Investment Mangers Inc. and Laurus Master Fund, Ltd. (2)

4.3 Secured Term Note dated November 30, 2005 issued to Laurus Master Fund, Ltd. (2)

10.1 Asset Purchase Agreement between National Investment Mangers Inc. and American Benefit Resources, Inc. dated November 1, 2005 (1)

10.2 Deposit Escrow Agreement by and among National Investment Mangers Inc., JP Morgan Chase Bank, N.A. and American Benefit Resources, Inc. dated November 1, 2005 (1)

10.3 A/R Escrow Agreement by and among National Investment Mangers Inc., JP Morgan Chase Bank, N.A. and American Benefit Resources, Inc. dated November 30, 2005(2)

10.4 Indemnification Escrow Agreement by and among National Investment Mangers Inc., JP Morgan Chase Bank, N.A. and American Benefit Resources, Inc. dated November 30, 2005(2)

10.5 Registration Rights Agreement between National Investment Managers Inc., American Benefit Resources, Inc. and Arthur J. Steinberg as manager of IBF Fund Liquidating LLC dated November 30, 2005(2)

----------------

(1) Incorporated by reference to the Form 8K - Current Report filing by the Company with the Securities and Exchange Commission on November 4, 2005.

(2) Incorporated by reference to the Form 8K - Current Report filing by the Company with the Securities and Exchange Commission on December 6, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    NATIONAL INVESTMENT MANAGERS INC.


                                    By: /s/ Leonard A. Neuhaus
                                        ----------------------
                                    Name: Leonard A. Neuhaus
                                    Title: Chief Operating and Financial Officer

Date: February 2, 2006

                        AMERICAN BENEFIT RESOURCES, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 and 2003

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES


Contents

                                                                            Page
                                                                            ----
Consolidated Financial Statements

    Independent auditors' report                                             A-3

    Balance sheets as of December 31, 2004 and 2003                          A-4

    Statements of operations for the years ended December 31, 2004
      and 2003                                                               A-5

    Statements of changes in capital deficit for the years ended
      December 31, 2004 and 2003                                             A-6

    Statements of cash flows for the years ended December 31, 2004
      and 2003                                                               A-7

    Notes to financial statements                                            A-8

Eisner                                         Eisner LLP
                                               Accountants and Advisors

                                               750 Third Avenue
                                               New York, NY 10017-2703
                                               Tel 212.949.8700 Fax 212.891.4100
                                               www.eisnerllp.com

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
American Benefit Resources, Inc.

We have audited the accompanying consolidated balance sheets of American Benefit Resources, Inc. and subsidiaries (the "Company") as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in capital deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements enumerated above present fairly, in all material respects, the financial position of American Benefit Resources, Inc. and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Eisner LLP
New York, New York
June 3, 2005

                                 Independent Member of Baker Tilly International

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

                                                                                  December 31, 2003
                                                                            ----------------------------
                                                                                2004            2003
                                                                            ------------    ------------
ASSETS (Note E)
  Current assets:
  Cash and cash equivalents
                                                                            $    363,104    $    474,654
  Accounts receivable, net of allowance for doubtful accounts of $114,437
    and $125,162, respectively                                                 2,804,797       1,848,007
  Other current assets                                                           161,478          31,190
                                                                            ------------    ------------

      Total current assets                                                     3,329,379       2,353,851

Furniture, computers and equipment, net                                          376,285         257,272
Other assets                                                                     316,462          97,938
Deferred tax asset                                                             1,346,000
Goodwill and intangible assets, net                                            7,197,736       4,552,349
                                                                            ------------    ------------

      Total assets                                                          $ 12,565,862    $  7,261,410
                                                                            ------------    ------------

LIABILITIES AND CAPITAL DEFICIT
Current liabilities:
  Line of credit                                                            $    853,000
  Notes payable and current portion of long-term debt                          1,901,000    $  2,586,251
  Accounts payable and accrued expenses                                        2,019,000       1,459,202
  Unearned revenue                                                               768,764         395,014
                                                                            ------------    ------------

      Total current liabilities                                                5,541,764       4,440,467
                                                                            ------------    ------------

Due to stockholder - Interbank                                                20,321,125      15,368,000
                                                                            ------------    ------------

Long-term debt                                                                 2,201,638       1,205,371
                                                                            ------------    ------------

Deferred tax liability                                                         1,346,000
                                                                            ------------    ------------

Capital deficit:
  Common stock, no par value:
    Authorized and outstanding, 200 shares                                           723             723
  Accumulated deficit                                                        (16,845,388)    (13,753,151)
                                                                            ------------    ------------

      Total capital deficit                                                  (16,844,665)    (13,752,428)
                                                                            ------------    ------------

      Total liabilities and capital deficit                                 $ 12,565,862    $  7,261,410
                                                                            ------------    ------------

See notes to consolidated financial statements

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

                                                                          Year Ended
                                                                      December 31, 2003
                                                                ---------------------------
                                                                    2004            2003
                                                                ------------    -----------
Revenues                                                        $ 13,580,263    $ 8,321,869
                                                                ------------    -----------

Expenses:
  Salaries and related expenses                                    8,553,563      5,078,456
  General and administrative                                       4,860,249      2,995,809
                                                                ------------    -----------

      Total expenses before items shown below                   13,413,812,       8,074,265
                                                                ------------    -----------

      Revenues in excess of expenses before items shown below        166,451        247,604
                                                                ------------    -----------

Goodwill impairment                                                               3,400,000
Interest                                                           2,243,000      2,232,129
Amortization and depreciation                                        968,056        178,487
State income tax expense                                              47,632
Settlement agreement cost                                                           120,000
                                                                ------------    -----------

      Total                                                       (3,258,688)    (5,930,616)
                                                                ------------    -----------

Net loss                                                        $ (3,092,237)   $(5,683,012)
                                                                ------------    -----------

See notes to consolidated financial statements

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Capital Deficit

                                                                       Total
                                           Common   Accumulated       Capital
                                           Stock      Deficit         Deficit
                                           ------   ------------    ------------

Balance - December 31, 2002, as reported   $  723   $ (5,963,005)   $ (5,962,282)
Prior period adjustment                               (2,107,134)     (2,107,134)
Net loss                                              (5,683,012)     (5,683,012)
                                           ------   ------------    ------------

Balance - December 31, 2003                   723    (13,753,151)    (13,752,428)
Net loss                                              (3,092,237)     (3,092,237)
                                           ------   ------------    ------------

Balance - December 31, 2004                   723   $(16,845,388)   $(16,844,665)
                                           ------   ------------    ------------

See notes to consolidated financial statements

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

                                                                                         Year Ended
                                                                                     December 31, 2003
                                                                                --------------------------
                                                                                    2004           2003
                                                                                -----------    -----------
Cash flows from operating activities:
  Net loss                                                                      $(3,092,237)   $(5,683,012)
  Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization                                                 968,056        178,487
      Noncash interest expense                                                    1,970,000      1,843,000
      Bad debt expense                                                               10,725         28,162
      Settlement agreement costs                                                                   120,000
      Goodwill impairment                                                                        3,400,000
      Changes in:
          Accounts receivable                                                      (673,902)       (42,489)
          Unearned revenue                                                          373,750       (184,986)
          Other current assets                                                     (130,288)         6,872
          Other assets                                                             (148,524)       (10,666)
          Accounts payable and accrued expenses                                     (28,202)        44,388
                                                                                -----------    -----------

             Net cash used in operating activities                                 (750,622)      (300,244)
                                                                                -----------    -----------

Cash flows from investing activities:
  Purchase of fixed assets                                                         (200,069)      (161,870)
  Purchase of National Associates, N.A., net of acquired cash of $563,000        (1,153,000)
  Purchase of ML Kerns Companies                                                                  (400,000)
  Purchase of Doyle-Barnett Associates, Inc.                                                      (300,000)
                                                                                -----------    -----------

             Net cash used in investing activities                               (1,353,069)      (861,870)
                                                                                -----------    -----------

Cash flows from financing activities:
  Proceeds from long-term debt                                                                     878,069
  Repayment of sellers' notes and other                                          (1,913,984)      (250,000)
  Borrowings from stockholder, net                                                3,053,125        505,457
  Borrowings from officers of BMI                                                                  124,240
  Proceeds from line of credit                                                      853,000
                                                                                -----------    -----------

             Net cash provided by financing activities                              1992141      1,257,766
                                                                                -----------    -----------

Net (decrease) increase in cash and cash equivalents                               (111,550)        95,652
Cash and cash equivalents at the beginning of the year                              474,654        379,002
                                                                                -----------    -----------

Cash and cash equivalents at the end of the year                                $   363,104    $   474,654
                                                                                ===========    ===========

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
      Debt issuance in connection with acquisition of businesses                $ 2,155,000    $   950,000
      Interest                                                                  $   106,000    $   257,000
                                                                                -----------    -----------

Notes to Consolidated Financial Statements December 31, 2004 and 2003

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2004 and 2003

NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

[1]   Organization and basis of presentation:

      American Benefit Resources, Inc. (formerly known as Investment & Benefit Services, Inc.) and subsidiaries (the "Company") is primarily owned by Alternative Investment Holding and the Successor to Interbank Funding Corporation ("Interbank"). The Company is a third-party administrator of employee benefit plans whose services include preparing employee benefit plan tax returns, setting up plans and assisting clients with government audits.

      As described in Note E, the Company is indebted to Interbank for approximately $20,321,125, which is due in June 2006. Further, as discussed in Note G[3], Interbank advanced the Company $3,053,125 in 2004. In addition, in 2004, Company has entered into a line of credit for $1.0 million. The Company's ability to continue as a going concern is dependent upon the continued forbearance of the Interbank indebtedness (see Note G[3]). Furthermore, the Company incurred certain one-time, nonrecurring costs in 2004 related to a legal settlement and its National Associates ("NA") acquisition aggregating approximately $400,000. The Company also plans to eliminate certain administrative overhead as it starts to receive the benefit of integrating its recent acquisitions. These costs savings will primarily be achieved through a reduction in personnel and the consolidation of office space.

      The Company has solicited bids from various third parties to sell the assets of the Company. The Company is currently evaluating such bids. The Company may sell the business during the fourth quarter of 2005, however there can be no assurances that a sale will occur.

[2]   Principles of consolidation:

      The consolidated financial statements include the accounts of American Benefit Resources, Inc. ("ABR"), its wholly owned subsidiaries, Benefit Management, Inc. ("BMI"), Doyle-Barnett Associates, Inc. ("DB"), M.L. Kerns and Associates, Inc. ("MLK"), MLK Capital Management, Inc. ("MCM"), and National Associates, Inc., and an 80% owned subsidiary, BPI/PPA, Inc. BPI/PPA, Inc. includes its wholly owned subsidiary Benefit Planning, Inc. ("BPI"). All significant intercompany balances and transactions have been eliminated in consolidation. At December 31, 2003 and 2004, there were no allocable minority interests.

[3]   Cash and cash equivalents:

      Cash and cash equivalents include cash in bank accounts and investments in money market funds.

[4]   Allowance for doubtful accounts:

      The allowance for doubtful accounts is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the trade receivables. The amount of the allowance is based on management's evaluation of the collectibles of the receivables including the nature of the receivables, credit concentrations, trends in historical loss experience and economic conditions. The delinquency status of trade receivables is based on how recently payments have been received or contractual terms. Trade receivables are charged off in the period in which they are deemed uncollectible.

[5]   Furniture, computers and equipment:

      Furniture, computers and equipment are recorded at cost. Depreciation is provided on the straight-line basis generally using estimated useful lives of three to seven years. Leasehold improvements are amortized over the shorter of the useful life or the term of the lease using the straight-line method.

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2004 and 2003

NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[6]   Income taxes:

      The Company recognizes deferred income taxes based on the differences between the financial reporting and income tax bases of assets and liabilities and for net operating loss carryforwards using enacted income tax rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

[7]   Revenue recognition:

      The Company recognizes revenue based on time incurred by its professional staff on service contracts. Unearned revenue represents billings in advance of providing services.

[8]   Use of estimates:

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include impairment analysis of goodwill and intangible assets, allowance for doubtful accounts and recognition of deferred revenue. Actual results could differ from those estimates.

[9]   Goodwill and intangible assets:

      Under SFAS No. 142, "Goodwill and Other Intangible Assets" goodwill and certain indefinite-lived intangibles are not amortized, but instead are tested for impairment at least annually or upon occurrence of event or circumstances that would indicate the carrying amount may be impaired. SFAS No. 142 also prescribes a two-phase process for impairment testing of goodwill. The first phase screens for impairment while the second phase (if necessary) measures impairment. In 2003 the Company determined that there was an impairment of goodwill of approximately $3,400,000.

      Customer lists are being amortized over 5 years, the estimated economic lives. Goodwill and intangible assets consist of the following:

                                        December 31,
                                --------------------------
                                    2004           2003
                                -----------    -----------

Goodwill                        $ 4,393,529    $ 4,393,529
Customer lists                    5,009,387      1,552,000
                                -----------    -----------

                                  9,402,916      5,945,529
Less accumulated amortization    (2,205,180)    (1,393,180)
                                -----------    -----------

                                $ 7,197,736    $ 4,552,349
                                -----------    -----------

[10]  Valuation of long-lived assets:

      Long-lived assets such as property and equipment are evaluated annually for impairment or when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. An impairment loss is recognized when estimated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2004 and 2003

NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[11]  Fair value of financial instruments:

      The fair values of the Company's financial instruments, including short- and long-term debt, other than loans due to stockholder, approximate their carrying values because their interest rates approximate rates of interest which correspond to instruments with similar maturities, or carrying value is discounted to reflect an approximate interest rate.

[12]  Prior-period adjustments:

      The Company has restated accumulated deficit as of December 31, 2002 to reflect capitalized financing costs of approximately $2,100,000, which should have been amortized as debt financing costs over the life of the loan. The financing costs related to a loan arrangement with Interbank which expired in 2002.

[13]  Reclassification:

      Certain prior year amounts have been reclassified to conform with the current year's presentation.

NOTE B - ACQUISITIONS

In April 2004, the Company purchased all of the outstanding stock of N.A. The sellers were in the benefit plan administration and investment advisory business. The purchase, which was effective January 1, 2004, amounted to a total base price of $3,655,000. The Company paid $1,500,000 in cash and issued two notes totaling $2,155,000 which accrue interest at a rate of 5% payable quarterly. The Company also capitalized approximately $216,000 of costs that were paid in conjunction with the acquisition. These costs primarily relate to employee severance and profit sharing payments that had been earned by employees of N.A. prior to the closing of the acquisition. Additionally, there is a provision, based on performance, for the purchase price to increase by an additional $750,000. As part of the acquisition of National Associates, Inc., N.A., the buyer agrees to pay the seller a contingent amount not to exceed $750,000 in the aggregate. The contingent amount will be computed for calendar years ending December 31, 2004, 2005 and 2006 in an amount equal to the excess for each period, if any, of 75% of operating cash flow as defined in excess of $550,000. These payments, if any, will be paid fifteen months, twenty seven months and thirty nine months after the closing date. The Company had no contingent obligation at December 31, 2004.

The notes are payable as follows:

      July 2005        $   685,000
      July 2006            685,000
      July 2007            685,000
      September 2007       100,000
                       -----------

                       $ 2,155,000
                       -----------

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2004 and 2003

NOTE B-ACQUISITIONS (CONTINUED)

The Company recognized deferred tax liability for the non-deductible customers list for tax purposes. The Company has cumulative losses for which the Company has provided valuation allowance prior to the acquisition. As a result of the acquisition, the Company determines that its pre-existing deferred tax assets are more likelythan-not to be realized and therefore the valuation allowance to the extent of the deferred tax liability is reduced. Such reduction in the Company's valuation allowance impacts the purchase price allocation.

The Company has accounted for this acquisition under the purchase method of accounting. Accordingly, the assets acquired and the liabilities assumed have been recorded at their fair values at the date of acquisition and the consolidated financial statements reflect the results from operations of each business from the respective dates of acquisition. The purchase price for National Associates was allocated to the assets acquired as follows:

      Assets:
        Cash                                    $  563,000
        Accounts receivable                        455,000
        Other assets                                70,000
        Fixed assets                                75,000
        Customer list                            3,366,000
        Deferred tax asset                       1,346,000
                                                -----------

           Total assets                          5,875,000
                                                -----------

      Liabilities:
        Accounts payable and accrued expenses      588,000
        Debt                                        70,000
        Deferred tax liability                   1,346,000
                                                -----------

           Total liabilities                     2,004,000
                                                -----------

           Total purchase price                 $3,871,000
                                                ===========

During 2003, the Company purchased all of the outstanding stock of the following three entities in lines of business similar to those of the Company. The Company has accounted for such acquisitions under the purchase method of accounting. Accordingly, the assets acquired and the liabilities assumed have been recorded at their fair values at the respective dates of acquisition and the consolidated financial statements reflect the results from operations of each business from the respective dates of acquisition.

In June 2003, the Company purchased all of outstanding stock of Doyle Barnett Associates, Inc. ("DB"). The total purchase price amounted to $750,000. The Company paid $300,000 in cash and issued a $450,000 note. As of December 31, 2004, there are $250,000 pending from this note (recorded at its present value of $238,571, using an imputed interest rate of 6%), payable as follows:

      March 2005    $ 125,000
      August 2005     125,000

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2004 and 2003

NOTE B - ACQUISITIONS (CONTINUED)

In November 2003, the Company purchased all of the outstanding stock of M.L. Kerns & Associates, Inc. ("MLK") and MLK Capital Management, Inc. ("MCM"), two entities under common ownership. The total purchase price amounted to $900,000. The Company paid $400,000 in cash and issued a $500,000 note (recorded at its present value of $461,200 using an imputed interest rate of 6%), payable as follows:

      January 2005   $ 180,000
      January 2006     180,000
      January 2007     140,000

Substantially all of the purchase prices of the above acquisitions, except National Associates were allocated to customer lists.

NOTE C - FURNITURE, COMPUTERS AND EQUIPMENT

Furniture, computers and equipment consisted of the following:

                                             December 31,
                                      ------------------------
                                          2004          2003
                                      -----------    ---------

      Furniture and fixtures          $   230,434    $ 148,557
      Computer equipment                1,200,146      639,129
      Computer software                    70,746       91,951
      Leasehold improvements              169,541       54,900
                                      -----------    ---------

                                        1,670,867      934,537
      Less accumulated depreciation    (1,294,582)    (677,265)
                                      -----------    ---------

                                      $   376,285    $ 257,272
                                      -----------    ---------

NOTE D - COMMITMENTS AND CONTINGENCIES

Leases:

Minimum future rental commitments under noncancellable operating leases for the years subsequent to December 31, 2004 are as follows:

      2005         $   782,000
      2006             937,000
      2007             937,000
      2008             871,000
      Thereafter     2,386,000
                   -----------

                   $ 5,913,000
                   -----------

Rent expense charged to operations for 2004 totaled approximately $1,220,000.

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2004 and 2003

NOTE E - DUE TO STOCKHOLDER AND LONG-TERM DEBT

As of December 31, 2004 and 2003 due to stockholder and long-term debt consisted of the following:

                                                                                2004             2003
                                                                            -----------      -----------
Due to stockholder - Interbank:
   Collateralized by the assets of the Company, interest accruing at 15%
     per annum on $10,998,000 of loans made prior the June 7, 2002
     Interbank bankruptcy petition date and accruing interest at 8% per annum on $3,662,000 of loans made subsequent to the confirmation of the Interbank plan of reorganization. The loan is due on June 30,
     2006. Interest accrued and added to this loan amounted to $5,661,000   $20,321,125      $15,368,000
                                                                            ===========      ===========

Acquisition notes:
   BMI: uncollateralized, interest payable monthly at 5% per annum, due
     in March 2005                                                          $   250,000      $   500,000
   DB: collateralized by certain assets of DB, non-interest bearing
     (discounted at 6%), due in two payments through August 2005 (Note B)       238,571          409,000
   MLK and MCM: collateralized by the shares of stock of MLK and MCM, non-interest bearing discounted at 6%, due in three annual payments
     through January 2007 (Note B)                                              461,200          443,200
National Associates, N.A.:
   Uncollateralized, interest payable quarterly at 5% per annum, due in
     four payments through September 2007 (Note B)                            2,155,000
Frailey & Associates settlement debt:
  $309,600 payable in 36 monthly payments of $8,600 beginning in
    March 2004,non-interest bearing (discounted to present value at 6%)         223,600        1,469,600(1)
Presberg debt:
  $150,000 payable 2005, $75,000 payable 2006 and 2007 and $100,000
    payable 2008, non-interest bearing (discounted to present value)            373,000(l)       690,000(l)
BMI: collateralized by the assets of BMI, due on demand interest at 8.75%
  per annum                                                                     220,000          220,000
Line of credit                                                                  853,000(2)             0
Miscellaneous bank and equipment loans                                          181,257           59,822
                                                                            -----------      -----------
                                                                              4,955,628        3,791,622
Current portion                                                               2,754,000        2,586,251
                                                                            -----------      -----------

Noncurrent portion                                                          $ 2,201,628      $ 1,205,371
                                                                            ===========      ===========

Maturities of the above debt are as follows:

      2005   $ 2,754,000
      2006     1,101,000
      2007       900,628
      2008       200,000
             -----------

             $ 4,955,628
             -----------

(1) In March and July 2004, the Company entered into two settlement agreements relating to two matters that were in arbitration. Both matters related to acquisitions and consulting agreements entered into during 1999. The settlement agreement resulted in the Company agreeing to pay approximately $2,160,000 (recorded at its present value using an imputed interest rate of 6%). Of this amount, approximately $2,040,000 was recorded as of January 1, 2003, and accordingly, the Company incurred an additional charge of approximately $120,000 during 2003.

(2) The line of credit provides for availability of up to $1 million based on eligible accounts receivable. The line of credit expires in September of 2007 an bears interest at 6% per annum. The line of credit is classified as a current liability because a change in control in the Company would cause it to become due and payable (see Note A[1]. The line of credit agreement contains certain financial covenants and is collateralized by the Company's account receivables.

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2004 and 2003

NOTE F - INCOME TAXES

As of December 31, 2004, the Company has a federal net operating loss ("NOL") carryforward of approximately $9,365,000 expiring through 2024.

For financial statements purposes the acquisition of N.A. was recorded at fair value in accordance with FAS 141 - Business Combinations. The acquisition of N.A. was a stock transaction and as such the tax basis of the assets and liabilities were carried forward. As discussed in Note B, the deferred tax liability primarily relates to customer list. The Company has reduced valuation allowance which primarily consists of the NOL to the extent of the deferred tax liability.

The components of the Company's deferred tax assets are as follows:

                                            2004           2003
                                        -----------    -----------

      Net operating loss carryforward   $ 3,746,000    $ 2,771,600
      Valuation allowance                (2,400,000)    (2,771,600)
                                        -----------    -----------

      Deferred tax asset                $ 1,346,000    $         0
                                        ===========    ===========

NOTE G - RELATED PARTY TRANSACTIONS

[1]   Interest expense:

      The Company incurred interest charges amounting to $2,047,000 and $1,950,000, payable to a stockholder for the years ended December 31, 2004 and 2003, respectively.

[2]   Due to officers:

      As of December 31, 2004, BMI owed its officers $179,546. There are no terms on this debt. As such, it is classified as a current liability and is included in accounts payable and accrued expenses.

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2004 and 2003

NOTE G - RELATED PARTY TRANSACTIONS (CONTINUED)

[3]   Regulatory filings:

      Interbank, one of the Company's primary stockholders, together with certain affiliated entities, filed for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court (the "Bankruptcy Court") for the Southern District of New York on June 7, 2002. On July 23, 2002, the United States Securities and Exchange Commission (the "Commission") filed suit against Interbank, certain affiliated entities and certain stockholders of Interbank in the United States District Court for the Southern District of New York (the "District Court"). On September 9, 2002, the Commission filed a motion for partial summary judgment on the alleged violations of the Investment Company Act and sought the imposition of a trustee. On December 5, 2002, the District Court issued an order granting the Commission's motion and, among other things, appointed a trustee for Interbank and certain related entities. The oversight responsibilities of Interbank and certain affiliated entities, including financial matters, have been assumed by the trustee as part of the plan of reorganization, which was confirmed by the Bankruptcy Court on August 14, 2003 and by the District Court on September 5, 2003. As part of the reorganization, approval of continued funding to the Company up to $5,000,000 has been granted. Approximately $3.6 million has been funded through December 31, 2004.

      During 2004, the stockholder has advanced an additional net amount of $3,053,125.

NOTE H - RETIREMENT PLANS

The Company maintains several defined contribution plans covering all of its eligible employees. Under the plans, the Company contributes a discretionary amount to be held in trust for each participant to be later distributed in accordance with the plans. Contributions to the plans for the years ended December 31, 2004 and 2003 amounted to $26,000 and $77,000, respectively.

The Company maintains several 401(k) retirement plans covering all of its eligible employees. Matching contributions to the plans are made at the discretion of the Board of Directors during each plan year. There were no contributions for the year ended December 31, 2004.

On November 30, 2005, National Investment Managers Inc. (the "Company") entered into, and consummated, an asset purchase agreement (the "ABR Acquisition") with American Benefit Resources, Inc ("ABR"). ABR is a Connecticut-based retirement planning, pension plan design and administration company, and a Registered Investment Advisor. Revenues are generated by ABR through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients, including plan review and design, and through the sale of certain products. ABR has a licensed registered investment advisor who provides investment advisory services to both the company's clients as well as unaffiliated corporations and individuals.

The purchase price for the ABR Acquisition was $13,660,000 of which $8,000,000 was paid in cash, $3,660,000 in assumed liabilities in excess of assumed assets and 671,141 shares of common stock of the Company valued at $1,000,000 as of the closing, based on the average bid price of $1.49 over the ten days immediately preceding the closing. These shares, which have not been registered under the Securities Act of 1933 or state blue sky laws, are subject to "piggyback" registration rights in favor if the holder with the effectiveness of such registration to be maintained for a period of 270 days.

The cash purchase price for the ABR Acquisition was funded through the Company's credit facility with Laurus Master Fund, Ltd.

The issuance of our common stock and of convertible securities and options to acquire common stock were made as a private placement in accordance with Section 4(2) under the Securities Act pursuant to an exemption from the registration requirements under the Securities Act of 1933. The common stock and options we issued in the acquisition, and the shares of our common stock underlying the options and convertible notes, are `restricted securities' under the Securities Act of 1933 and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Securities Act of 1933 is available to a particular selling stockholder.

                National Investment Managers Inc. and Subsidiaries
                      Consolidated Condensed Balance Sheets
                               September 30, 2005
                                   (Unaudited)

                                                   National
                                                  Investment
                                                   Managers        American Benefit                                Pro Forma
                                                    Inc. &          Resources, Inc.           Pro Forma           Consolidated
                                                 Subsidiaries      and Subsidiaries          Adjustments             Company
                                               ----------------    ----------------       ----------------       ----------------
CURRENT ASSETS
Cash                                           $      2,255,973    $        433,463       $     (9,200,000)(a)   $      2,689,436
                                                                                                 9,200,000 (b)

Accounts receivable, net                                273,531           2,506,932                                     2,780,463
Due from Seller                                                                                    479,154 (f)            479,154
Prepaid directors and officers liability
  insurance                                              39,722                  --                                        39,722
Prepaid expenses and other current assets               228,215             343,965                                       572,180
                                               ----------------    ----------------       ----------------       ----------------

                      Total current assets            2,797,441           3,284,360                479,154              6,560,955
                                               ----------------    ----------------       ----------------       ----------------

PROPERTY AND EQUIPMENT, net                             225,404             464,116                500,000 (c)            725,404
                                                                                                  (464,116)(d)

Goodwill                                              2,854,580           2,188,349              4,073,700 (c)          6,844,126
                                                                                                (2,188,349)(d)
                                                                                                   395,000 (e)
                                                                                                  (479,154)(f)

Customer lists/relationships                          6,065,586           4,794,876             12,160,000 (c)         18,225,586
                                                                                                (4,794,876)(d)

Other intangibles                                       429,167                  --              1,000,000 (c)          1,429,167
Deferred financing costs                                124,861                  --                                       124,861

Deferred tax asset                                      195,204           1,346,000             (1,346,000)(d)            195,204
                                               ----------------    ----------------       ----------------       ----------------

                              Other assets            9,669,398           8,329,225              8,820,321             26,818,944
                                               ----------------    ----------------       ----------------       ----------------

                              Total Assets     $     12,692,243    $     12,077,701       $      9,335,359       $     34,105,303
                                               ================    ================       ================       ================


CURRENT LIABILITIES
Short-term debt                                $         28,723    $        700,042                              $        728,765
Long-term debt, current portion                       1,568,349           1,170,000       $        766,667(b)           3,505,016
Accounts payable                                        415,002             825,673                                     1,240,675
Unearned revenue                                         52,229             702,371                                       754,600
Accrued expenses and other current
  liabilities                                           427,800           2,318,364                395,000(e)           3,141,164
                                               ----------------    ----------------       ----------------       ----------------

                 Total current liabilities            2,492,103           5,716,450              1,161,667              9,370,220
                                               ----------------    ----------------       ----------------       ----------------

LONG TERM LIABILITIES
Long-term debt, less current portion                  1,934,644          23,871,224              8,433,333 (b)         12,533,887
                                                                                               (22,843,314)(d)
                                                                                                 1,400,000 (b)
                                                                                                  (262,000)(b)
Preferred dividends payable                             183,203                  --                                       183,203
Deferred tax liability                                2,610,893           1,346,000              4,073,700 (c)           6,684,593
                                                                                                (1,346,000)(d)
                                               ----------------    ----------------       ----------------       ----------------

               Total long term liabilities            4,728,740          25,217,224            (10,544,281)            19,401,683
                                               ----------------    ----------------       ----------------       ----------------

                         Total Liabilities            7,220,843          30,933,674             (9,382,614)            28,771,903
                                               ----------------    ----------------       ----------------       ----------------

STOCKHOLDERS' EQUITY
Preferred stock
  National Investment Managers-
  Preferred Stock, $.001 par value,
  10,000,000 shares authorized
  4,000,000 designated as Series A
  shares of which 3,820,000 shares
  issued and outstanding
  (liquidation preference $3,820,000)
  and 4,000,000 designated as Series B
  shares of which 1,975,000 shares
  issued and outstanding (liquidation
  preference $1,975,000)                                  5,795                  --                                         5,795

Common Stock
  National Investment Managers-
  $.001 par value 100,000,000 shares
  authorized, 13,653,747 shares issued and
  outstanding (pre-acquisition) 15,433,322
  pro forma                                              13,654                  --                    671 (a)             15,433
                                                                                                     1,108 (a)

Common stock                                                                    723                   (723)(d)                 --
Additional paid-in-capital                            7,029,768                                    998,221 (a)          6,627,989
                                                                                                (1,400,000)(b)
Retained earnings (accumulated deficit)              (1,577,817)        (18,856,696)            18,856,696 (g)         (1,315,817)
                                                                                                   262,000 (b)
                                               ----------------    ----------------       ----------------       ----------------

                Total stockholders' equity            5,471,400         (18,855,973)            18,717,973              5,333,400
                                               ----------------    ----------------       ----------------       ----------------

Total liabilities and stockholders' equity     $     12,692,243    $     12,077,701       $      9,335,359       $     34,105,303
                                               ================    ================       ================       ================

(a) NIM purchased American Benefit Resources for $13.66 million including accrued acquisition costs of $1,000,000. In addition to the 9.2 million in financing, $3.4 million was transferred from cash and NIM issued 671,141 shares of common stock at $1.49 (arithmetic average closing sale price per share of NIM Shares for each of the ten (10) consecutive trading days ending with the trading day which occurs immediately prior to the closing date) as consideration for acquisition equaling $1,000,000.
(b) To make the acquisition, NIM borrowed $9.2 million from a senior lender. The Company determined the initial carrying value of $9.2 million from a senior lender by allocating the proceeds from the sale of the note between the note and the 1,108,434 shares of common stock value at $1.4 million For the period 1/1/05 thru 9/30/05 the Company amortized $262,000 of Non-cash Interest
(c) The aggregate purchase price of $13,660,000 is preliminarily allocated as follows: $12,160,000 - customer lists/relationships; $1,000,000 - other intangible assets; $500,000 - property and equipment; $4,073,700 - deferred tax liability; $4,073,700 - goodwill
(d) Assets and liabilities not assumed in connection with the Asset purchase agreement dated 11/30/05 between National Investment Managers Inc. and American Benefit Resources, Inc.
(e)   Certain activities relating to termination of various contracts
(f)   Adjustment to purchase price based on threshold of assumed liabilities
(g)   Elimination of American Benefit Resources, Inc. equity.

               National Investment Managers Inc. and Subsidiaries
                 Consolidated Condensed Statement of Operations
                      For the year ended December 31, 2004
                                   (Unaudited)

                                                                         Stephen       American
                             National        Duncan        Pension       H. Rosen       Benefit
                            Investment      Capital     Administration & Associates,   Resources,
                             Managers      Financial     Service and     Inc. and       Inc. and
                               Inc.       Group, Inc.     Affiliates     Affiliate    Subsidiaries
                          -------------  -------------  -------------  -------------  -------------
Revenues                                                $   2,091,210  $   2,594,217  $  13,563,779

Operating expenses:
  Selling                                                     950,663                       216,875

  General and
    administrative        $       9,946  $      81,344      1,131,189      2,667,768     13,244,569


  Depreciation and
    amortization                                                                            968,056



  Stock based
    compensation                                                                                 --
                          -------------  -------------  -------------  -------------  -------------

                                  9,946         81,344      2,081,852      2,667,768     14,429,500
                          -------------  -------------  -------------  -------------  -------------

Loss from operations             (9,946)       (81,344)         9,358        (73,551)      (865,721)
                          -------------  -------------  -------------  -------------  -------------


Other income
  (expense)
    Reverse
      acquisition costs                                                                          --

    Interest expense                 18                         1,653          2,078     (2,243,000)


    Non-cash interest

    Interest, dividend
      and rental income                                                                      16,484

                          -------------  -------------  -------------  -------------  -------------

                                     18             --          1,653          2,078     (2,226,516)
                          -------------  -------------  -------------  -------------  -------------

Loss before deferred
  income tax benefit             (9,928)       (81,344)        11,011        (71,473)    (3,092,237)

Income tax (Expense)
  benefit                            --          9,000                                           --
                          -------------  -------------  -------------  -------------  -------------

Net loss available
  to common shareholders  $      (9,928) $     (72,344) $      11,011  $     (71,473) $  (3,092,237)
                          =============  =============  =============  =============  =============

Basic and diluted
  loss per common share           (0.00)         (0.01)          0.99        (175.18)         (4.61)
                          =============  =============  =============  =============  =============

Weighted average number
  of common shares
  outstanding                 5,000,000     12,040,000         11,100            408        671,141
                          =============  =============  =============  =============  =============




                                               Pro Forma
                            Pro Forma        Consolidated
                           Adjustments          Company
                          -------------      -------------
Revenues                                     $  18,249,206

Operating expenses:
  Selling                                        1,167,538

  General and
    administrative        $     406,667 (c)     17,569,483
                                 28,000 (d)

  Depreciation and
    amortization                  7,200 (h)      2,544,101
                                200,000 (g)
                              1,368,845 (j)

  Stock based
    compensation                                        --
                          -------------      -------------

                              2,010,712         21,281,122
                          -------------      -------------

Loss from operations         (2,010,712)        (3,031,916)
                          -------------      -------------


Other income
  (expense)
    Reverse
      acquisition costs        (215,000) (b)      (215,000)

    Interest expense         (1,610,000) (i)    (1,802,251)
                              2,047,000  (k)

    Non-cash interest          (616,000) (i)      (616,000)

    Interest, dividend
      and rental income         (63,000) (e)       (56,896)
                                (10,380) (f)
                          -------------      -------------

                               (467,380)        (2,690,147)
                          -------------      -------------

Loss before deferred
  income tax benefit         (2,478,092)        (5,722,063)

Income tax (Expense)
  benefit                        (3,000)(a)          6,000
                          -------------      -------------

Net loss available
  to common shareholders  $  (2,481,092)     $  (5,716,063)
                          =============      =============

Basic and diluted
  loss per common share                              (0.38)
                                             =============

Weighted average number
  of common shares
  outstanding                        --         14,986,906 (l)

                                             =============


a) Represents pro forma income taxes for Pension Administration Services, Inc. and Affiliates as if these entities were taxed under Subchapter C (and not Subchapter S) of the Internal Revenue Code.
(b) Represents transaction costs associated with the reverse acquisition, including $200,000 to settle outstanding liabilities of the registrant and $15,000 of related legal fees.
(c) Represents twelve months of amortization of intangible assets acquired in the Rosen and Haddon stock purchase
(d) Represents twelve months of additional depreciation expense incurred due to the step up basis of fixed assets acquired.
(e) Represents twelve months of interest expense on $900,000 loans at 7.00% from previous shareholders of Rosen
(f) Represents twelve months of interest expense on $300,000 loans at 3.46% (applicable federal rate) from previous shareholders of Rosen.
(g) Represents twelve months of amortization of intangible assets allocated to purchase price of American Benefit Resources, Inc.
(h) Represents twelve months of additional depreciation expense incurred due to the step up basis of fixed assets acquired.
(i) Represents twelve months of interest expense on $9,200,000 financing @ 17.5% in connection with acquisition of American benefit Resources, Inc.
(j) Represents twelve months of amortization of customer lists allocated to purchase price of American Benefit Resources, Inc.
(k) Represents elimination of twelve months of interest expense attributable to former lender to American Benefit Resources, Inc.
(l) Unaudited pro forma consolidated basic and diluted share information of NIM, Haddon and American Benefit Resources, Inc. earnings per share for the year ended December 31, 2004 are as follows:

                                                                      Year ended
                                                               December 31, 2004
                                                               -----------------
      NIM historical weighted average shares
      outstanding                                                     5,000,000
          Adjusted for plan of reorganization                        (4,166,000)
                                                               -----------------
      NIM pro forma weighted average shares outstanding                 834,000
                                                               -----------------
      DCFG historical weighted average shares outstanding            12,040,000
                                                               -----------------
          Shares issued to Haddon shareholder as
          consideration for acquisition                                 333,334
                                                               -----------------
      Shares issued as consideration for acquisition of
      American Benefit Resources, Inc.                                  671,141
                                                               -----------------
 '                                                                   13,878,475
          Shares issued to Laurus Master Fund                         1,108,434
                                                               -----------------
                                                                     14,986,909

(m) On March 9, 2005, NIM acquired all of the outstanding common stock of Duncan Capital Financial Group, Inc. as disclosed in the Form 8-K/A filed on April 20, 2005. On August 2, 2005, NIM entered into, and consummated, a stock purchase agreement with the shareholders of Stephen H. Rosen & Associates, Inc. and a Stock Exchange Agreement with the shareholders of Haddon Strategic Alliances, Inc.

               National Investment Managers Inc. and Subsidiaries
                 Consolidated Condensed Statement of Operations
                      Nine Months Ended September 30, 2005
                                   (Unaudited)


                                                  National
                                                 Investment
                                                  Managers         American Benefit                               Pro Forma
                                                   Inc. &           Resources, Inc.         Pro Forma           Consolidated
                                                Subsidiaries       and Subsidiaries        Adjustments             Company
                                              ----------------     ----------------     ----------------      ----------------
Revenues                                      $      1,952,999     $     10,539,912                           $     12,492,911

Operating expenses:
  Selling                                              307,528              226,891                                    534,419
  General and administrative                         2,061,641            9,892,307                                 11,953,948
  Depreciation and amortization                        368,729              536,033     $        150,000 (a)         2,086,796
                                                                                                   5,400 (b)
                                                                                               1,026,634 (d)
  Stock based compensation                              11,810                   --                                     11,810
                                              ----------------     ----------------     ----------------      ----------------

                                                     2,749,708           10,655,231            1,182,034            14,586,973
                                              ----------------     ----------------     ----------------      ----------------

Loss from operations                                  (796,709)            (115,319)          (1,182,034)           (2,094,062)
                                              ----------------     ----------------     ----------------      ----------------


Other income (expense)
  Reverse acquisition costs                           (215,000)                  --                                   (215,000)
  Interest expense                                    (531,636)          (1,611,308)          (1,207,500)(c)        (1,815,194)
                                                                                               1,535,250 (d)

  Non-cash interest                                                                             (346,500)(c)          (346,500)
  Interest, dividend and rental income                  34,871               15,319                                     50,190
                                              ----------------     ----------------     ----------------      ----------------

                                                      (711,765)          (1,595,989)             (18,750)           (2,326,504)
                                              ----------------     ----------------     ----------------      ----------------

Loss before deferred income tax benefit             (1,508,474)          (1,711,308)          (1,200,784)           (4,420,566)

Deferred income tax benefit                            186,204                   --                                    186,204
                                              ----------------     ----------------     ----------------      ----------------

Net loss available to common shareholders           (1,322,270)          (1,711,308)          (1,200,784)           (4,234,362)

Preferred dividends                                   (183,203)                  --                                   (183,203)
                                              ----------------     ----------------     ----------------      ----------------

Net loss                                      $     (1,505,473)    $     (1,711,308)    $     (1,200,784)     $     (4,417,565)
                                              ================     ================     ================      ================

Basic and diluted loss per common share                  (0.11)           (9,006.88)                                     (0.30)
                                              ================     ================                           ================

Weighted average number of common
  shares outstanding                                14,196,434                  190              670,951            14,867,575
                                              ================     ================     ================      ================

(a) Represents nine months of amortization of intangible assets allocated to purchase price of American Benefit Resources, Inc.
(b) Represents nine months of additional depreciation expense incurred due to the step up basis of fixed assets acquired.
(c) Represents nine months of interest expense on $9,200,000 financing @ 17.5% in connection with acquisition of American benefit Resources, Inc.
(d) Represents nine months of amortization of customer lists allocated to purchase price of American Benefit Resources, Inc.
(e) Represents elimination of nine months of interest expense attributable to former lender to American Benefit Resources, Inc.

The fair value adjustment made herein and the allocation of purchase price is preliminary. The final allocation will be based on estimates and appraisals that will be finalized within one year of the closing of the ABR acquisition and based on the Company's final evaluation of ABR's assets and liabilities, including both tangible and intangible assets. The final allocation of purchase price and the resulting effect on net income may differ significantly from the pro forma amounts included herein. If the Company's final purchase price allocation differs from the allocation used in preparing these pro forma combined condensed financial statements, our pro forma tangible and intangible assets and pro forma net income could be significantly higher or lower. Pro forma adjustments include an allocation to identifiable intangible assets estimated to have a 5 year life. Goodwill represents the excess purchase price after all other intangible assets have been identified. For purposes of this pro forma presentation, identifiable intangible assets have been estimated to be 100% of the excess of the cost over net assets required.

Components of the estimated purchase price and the estimated allocation thereof are as follows:


        Property and equipment                     $      500,000

        Customer lists                                 12,160,000
        Goodwill                                        4,073,700
        Other intangible assets                         1,000,000

        Total assets                                   17,733,700


        Deferred tax liability                     $    4,073,700

        Total liabilities                               4,073,700

        Total cost of acquisition                  $   13,660,000



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